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                                                                   EXHIBIT 10.14

                                    AGREEMENT

     AGREEMENT made and entered into this 20th day of December, 1999, by and between CNJ Distributing Corp., a Montana corporation, 3503 West 41st Street, Sioux Falls, South Dakota ("Seller") and Founders Food & Firkins Ltd., a Minnesota corporation, 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416 ("Purchaser").

                                R E C I T A L S:

     WHEREAS, Seller is the owner of a City of Sioux Falls, South Dakota, On-sale Liquor License No. RL5959 (the "License"), permitting to the sale of alcoholic beverages at 3503 West 41st Street, Sioux Falls, South Dakota; and

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the License on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. SALE AND PURCHASE OF LICENSE. Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, the License. Seller is not selling, and Purchaser is not purchasing, any of Seller's inventory.

     2. PURCHASE PRICE; CLOSING. The purchase price for the License shall be $162,500, payable as follows:

          (i) $10,000 in the form of an earnest money deposit paid to Seller herewith; and

          (ii) $152,500 in cash payable at Closing.

     The purchase price shall be paid at the closing of this transaction (the "Closing") which shall take place at 9:00 am at the offices of Hagen, Wilka & Archer, PC, 100 South Phillips Avenue, Suite 418, Sioux Falls, South Dakota 57101, or at such other place as the parties may mutually agree, on a date specified by Purchaser, but in no event later than the date specified in Section 3(a)(i)(b).

     3.   CONDITIONS TO PURCHASE; DEFAULT.

     (a) The respective conditions of the parties to performance of their obligations under this Agreement are as follows:

          (i) The conditions to Seller's obligation to sell the License are as follows:

                (a) Performance by Purchaser of Purchaser's obligations under this Agreement; and

                (b) Approval of a conditional use permit and the transfer of the License to Purchaser by the City of Sioux Falls on or before the one hundred-twentieth (120th) day following the date hereof; provided, however, that if the 120th day after the date hereof is a Saturday, Sunday or legal holiday, such date shall be extended to and through 11:59 o'clock P.M. on the next business day.

          (ii) The conditions to Purchaser's obligation to purchase the License are as follows:


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                (a) Performance by Seller of its obligations under this
          Agreement; and

                (b) Approval of the transfer of the License to Purchaser by the City of Sioux Falls, on or before the 120th day following the date of this Agreement; provided, however, that if the 120th day after the date hereof is a Saturday, Sunday or holiday, such date shall be extended to and through 11:59 o'clock P.M. on the next business day.

     (b) If Purchaser fails to pay the balance of the purchase price for the License on or before the time period prescribed in Section 3(a)(i)(b) above, for any reason other than the failure to obtain approval of the transfer of the License by Seller to Purchaser, Seller shall retain, as liquidated damages, the $10,000 earnest money payment paid upon execution of this Agreement. If the City of Sioux Falls fails to approve the transfer of the License from Seller to Purchaser, Seller shall refund said earnest money to Purchaser, without interest. If the City of Sioux Falls approves the transfer of the License from Seller to Purchaser, and Seller fails or refuses to transfer the License, Purchaser shall be entitled to pursue against Seller all available legal and equitable remedies.

     4. SELLER REPRESENTATIONS AND COVENANTS. Seller represents and covenants the following:

          (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Montana and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement;

          (ii) The License is not subject to any lien, security interest or other similar restriction and Seller has good right and title thereto; and upon the transfer of the License to Purchaser, Seller will convey to Purchaser good title thereto, free of any liens, security interests or encumbrances.

          (iii) Seller will take all reasonable action necessary or required by Purchaser, and fully cooperate with Purchaser and its representatives, to facilitate the transfer of the License to Purchaser; and will execute and deliver such documents and instruments, including any transfer notices, affidavits of bulk sale, assignments or applications, as may be required by the City of Sioux Falls, to complete the transfer of the License to Purchaser.

     5. REPRESENTATIONS AND COVENANTS OF PURCHASER. Purchaser represents and covenants the following:

          (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement.

          (ii) Purchaser will use its best commercially reasonable efforts to promptly apply for and facilitate the transfer of the License from Seller to Purchaser, including the execution of all documents necessary or required in connection therewith, and the payment of all fees and charges related thereto.

     6.   MISCELLANEOUS.

          (a) ADDITIONAL DOCUMENTS. The parties hereto agree to execute additional documents, applications and instruments which may be reasonably necessary to consummate the transactions contemplated by this Agreement, or which may be reasonably requested by any party hereto in connection therewith, whether before or after the Closing.

          (b) AMENDMENTS, WAIVERS, ETC. Neither this Agreement nor any provision thereof may be changed, amended or terminated other than in a written document signed by each party.


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          (c) NOTICES. All notices, requests, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when personally delivered or delivered to the U.S. Postal Service, as certified or registered mail, postage pre-paid, return receipt requested, or sent by overnight courier, to a party at the address appearing in the initial paragraph of this Agreement, or to such other address as a party shall provide to the other in writing.

          (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e) COUNTERPARTS. This Agreement may be signed by the parties hereto in two or more identical counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (f) ATTORNEYS' FEES. In the event a party shall be required to commence a legal action to enforce its rights under this Agreement, a court of competent jurisdiction shall award a prevailing party its costs, expenses and reasonable attorneys' fees.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective the date first above written.


                                  CNJ DISTRIBUTION CORP.
                                  By /s/ George Frank
                                     -----------------------------
                                     George Frank, President

                                  FOUNDERS FOOD & FIRKINS LTD.

                                  By /s/ Steven J. Wagenheim
                                     ------------------------------
                                     Steven J. Wagenheim, President
                                     and Chief Executive Officer


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